UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2008

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Former name or former address, if changed since last report.)

(713) 781-6173
(Telephone number, including area code)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Appointment of Officer;

On May 7, 2008, Exobox Technologies Corp. appointed Ted Ernst to serve as its new Chief Technology Officer, after a distinguished 20 year career with BMC Software, Inc., in Houston, Texas. Mr. Ernst’s responsibilities will focus heavily on critical activities associated with leading teams focused on the development of revenue-generating products based on the Company’s patented and patent-pending security software technology.

(d) Election of New Director.

On May 30, 2008, James W. Metts was elected to serve as a member of the Board of Directors, filling one of the additional  two Board seats.

Metts has served the last twelve years as President and Chief Executive Officer of Millennium Global, Inc. a process control engineering, design and construction management firm that supports the worldwide petrochemical, specialty gas and semi-conductor industries. Millennium does detail engineering design and fabrication of industrial process control and computer automation projects the world over. Mr. Metts has thirty plus years of experience in managing companies in the petrochemical, specialty gas and semi-conductor industries and brings strong, independent general business skills to the Exobox Board of Directors.

The Board considers Mr. Metts to be an independent director, as defined in Section 10A-3(b) of the Securities Exchange Act of 1934. As a non-management member of the Board, Mr. Metts will receive the same standard compensation paid to other non-management directors for service on the Board and its committees.

There are no arrangements or understandings between Mr. Metts and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Metts that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Robert B. Dillon
Robert B. Dillon, President & CEO

Dated: June 3, 2008